EXHIBIT 99(b)


Statement Under Oath Of Principal Executive Officer and Principal
                      Financial Officer
 Regarding Facts And Circumstances Relating To Exchange Act
                           Filings

I, Robert J. Darretta, principal financial officer of Johnson & Johnson, a New Jersey corporation, state and attest that:
   (1) To the best of my knowledge, based upon a review of the covered reports of Johnson & Johnson, and, except as corrected or supplemented in a subsequent covered report:

          no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

   (2) I have reviewed the contents of this statement with the Audit Committee of the Board of Directors of Johnson & Johnson.

   (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          the Annual Report on Form 10-K of Johnson & Johnson for the fiscal year ended December 30, 2001;

          all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Johnson & Johnson filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          any amendments to any of the foregoing.

/s/ Robert J. Darretta                 Subscribed and sworn to
Name:  Robert J. Darretta              before me this 9th day of
Date:   August 9, 2002.                August 2002.

                                       /s/ Linda A. Piscadlo
                                       Notary Public of New Jersey
                                       My Commission Expires
                                       9/18/06